Exhibit 21.1

NEW RESIDENTIAL INVESTMENT CORP. (f/k/a NIC MSR LLC) SUBSIDIARIES

Subsidiary	State/Country of Incorporation/Formation
NIC MSR I LLC	Delaware
NIC MSR II LLC	Delaware
NIC MSR III LLC	Delaware
NIC RMBS LLC	Delaware
NIC MSR IV LLC	Delaware
NIC MSR V LLC	Delaware
NIC MSR VI LLC	Delaware
NIC MSR VII LLC	Delaware
RC FH LLC	Delaware
RC FN LLC	Delaware
RC PLS LLC	Delaware
RC GN LLC	Delaware
NIC MSR VIII LLC	Delaware
NIC MSR IX FH LLC	Delaware
NIC MSR X FN LLC	Delaware
NIC MSR XI GN LLC	Delaware
NIC MSR XII PLS LLC	Delaware
NIC VIII Parent LLC	Delaware
NIC IX Parent LLC	Delaware
NIC X Parent LLC	Delaware
NIC XI Parent LLC	Delaware
NIC XII Parent LLC	Delaware
MSR VIII Holdings LLC	Delaware
MSR IX Holdings LLC	Delaware
MSR X Holdings LLC	Delaware
MSR XI Holdings LLC	Delaware
MSR XII Holdings LLC	Delaware
MSR VIII LLC	Delaware
MSR IX LLC	Delaware
MSR X LLC	Delaware
MSR XI LLC	Delaware
MSR XII LLC	Delaware
MSR Admin Parent LLC	Delaware
MSR Admin LLC	Delaware
NIC MSR XIII PLS 2 LLC	Delaware
MSR XIII Parent LLC	Delaware
MSR XIII Holdings LLC	Delaware
MSR XIII LLC	Delaware
MSR IX Trust	Delaware
MSR X Trust	Delaware
NIC MSR XIV TBW FH LLC	Delaware
MSR XIV Parent LLC	Delaware
MSR XIV Holdings LLC	Delaware
MSR XIV LLC	Delaware
NIC Reverse Loan LLC	Delaware
Reverse TRS LLC	Delaware
NRZ Consumer LLC	Delaware
NRZ SC America LLC	Delaware
NRZ SC Credit Limited	Delaware
NRZ SC Finance I LLC	Delaware
NRZ SC Finance II LLC	Delaware
NRZ SC Finance III LLC	Delaware
NRZ SC Finance IV LLC	Delaware
NRZ SC Finance V LLC	Delaware
NRZ SC Credit Limited	Delaware